SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Core Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

Two Seas Capital LP

Two Seas Capital GP LLC

Sina Toussi

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On October 13, 2025, Two Seas Capital LP issued the following press release and investor presentation.

Attached as Exhibit 1 is a courtesy copy of the investor presentation that was attached to the Schedule 14A filed by Two Seas Capital LP with the SEC on October 10, 2025.

Two Seas Capital Publishes Investor Presentation Describing Why It Opposes Core Scientific’s Proposed Sale to CoreWeave

Highlights Transaction’s Flawed Process, Deficient Structure and Inadequate Price

Urges Shareholders to Vote AGAINST the Proposed Transaction

NEW YORK, October 13, 2025 -- Two Seas Capital LP ("Two Seas" or "we"), an alternative investment management firm and the largest active shareholder of Core Scientific, Inc. ("Core Scientific" or the "Company") (NASDAQ: CORZ), today released an investor presentation, which was filed with the SEC on Friday, October 10, in connection with its opposition to the Company's proposed sale to CoreWeave, Inc. ("CoreWeave") (NASDAQ: CRWV) on the terms announced on July 7, 2025. The full presentation can be found HERE.

In the investor presentation, Two Seas shares its detailed valuation analysis and rationale for opposing the proposed transaction. Two Seas urges Core Scientific shareholders to vote AGAINST the proposed transaction on the GOLD proxy card ahead of the Company’s special meeting of shareholders, which is scheduled to be held on October 30, 2025.

Sina Toussi, Founder and Chief Investment Officer of Two Seas, stated:

“The proposed transaction provides inadequate value to Core Scientific shareholders, who own one of the best high-performance computing assets in the world. The AI infrastructure buildout is drawing in billions of dollars by the week and showing no signs of slowing down, and Core Scientific is uniquely positioned to capitalize on the tremendous demand for power and data center capacity.

We see no reason to cut short Core Scientific’s promising future as a standalone company in favor of this transaction, which, in our view, is the result of a deeply flawed process and negotiation, is burdened with a deficient structure and comes at an exchange ratio that is manifestly inadequate. As we describe more fully in our presentation, this transaction substantially undervalues Core Scientific by many measures. Most notably, in the three months since the announcement of this deal, nearly all of Core Scientific’s peer companies have more than doubled in value, while Core Scientific has actually traded down because it is tethered to CoreWeave’s underperforming stock.

We believe Core Scientific’s alternatives are far superior to this flawed transaction. We urge the Company’s shareholders to review our presentation and vote AGAINST the proposed transaction on the GOLD proxy card so that we can all have an opportunity to realize fair value for our investment in Core Scientific.”

About Two Seas Capital LP

Two Seas, founded in 2020 and led by Chief Investment Officer Sina Toussi, specializes in event-driven investing anchored by rigorous fundamental research and a targeted focus on special situations. With approximately $1.9 billion in assets under management, Two Seas' approach is designed to uncover market inefficiencies where value can be realized through the resolution of legal and regulatory events. The Two Seas team is highly regarded for its rigorous due diligence and its ability to translate complex and dynamic scenarios into actionable investment opportunities.

Contacts

Investors

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

info@innisfreema.com

(212) 750-5833

Media

Steve Bruce / Taylor Ingraham / Keely Gispan
ASC Advisors
twoseas@ascadvisors.com
(203) 992-1230

Disclaimer

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Core Scientific or CoreWeave will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates", "plans", "will be" and similar expressions. Although Two Seas believes that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Two Seas, Core Scientific or CoreWeave—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in Core Scientific and CoreWeave's respective public filings with the U.S. Securities and Exchange Commission, including those listed under "Risk Factors" in annual reports on Form 10-K and quarterly reports on Form 10-Q and those related to the pending transaction involving Core Scientific and CoreWeave (the "Pending Transaction"). The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Two Seas does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this material is based on data obtained from sources considered to be reliable. Any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and, unless required by law, are subject to revision without notice.

Funds and investment vehicles (collectively, the "Two Seas Funds") managed by Two Seas currently beneficially own shares of Core Scientific and CoreWeave. The Two Seas Funds are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of Core Scientific and CoreWeave. You should assume the Two Seas Funds will from time to time sell all or a portion of their holdings of Core Scientific and/or CoreWeave in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Two Seas' beneficial ownership of shares of, and/or economic interest in, Core Scientific and/or CoreWeave may vary over time depending on various factors, with or without regard to Two Seas' views of the Pending Transaction or Core Scientific and/or CoreWeave's respective businesses, prospects, or valuations (including the market price of Core Scientific and/or CoreWeave shares), including, without limitation, other investment opportunities available to Two Seas, concentration of positions in the portfolios managed by Two Seas, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in Core Scientific and/or CoreWeave's respective share prices on or following the date hereof, the Two Seas Funds may buy additional shares or sell all or a portion of their holdings of Core Scientific and/or CoreWeave (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments). Two Seas also reserves the right to change the opinions expressed herein and its intentions with respect to its investments in Core Scientific and CoreWeave, and to take any actions with respect to its investments in Core Scientific and CoreWeave as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Important Information

Two Seas, Two Seas Capital GP LLC ("Two Seas GP"), and Sina Toussi ("Mr. Toussi" and, together with Two Seas and Two Seas GP, the "Participants") have filed a definitive proxy statement and GOLD proxy card (the "Proxy Statement") with the SEC on September 29, 2025 to be used to solicit proxies for votes against the proposed acquisition of Core Scientific by CoreWeave at the upcoming special meeting of the Company's shareholders. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. Additional information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in Exhibit 2 of the Schedule 14A filed by Two Seas with the SEC on October 10, 2025.

SOURCE Two Seas Capital